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EXHIBIT 99.5(a)

Application Form for Individual Flexible Premium
Variable Accumulation Annuity Contract (Draft)
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                                                        [LOGO OF PACIFIC MUTUAL]
DRAFT
PACIFIC ONE APPLICATION
Pacific Mutual Life Insurance Company, PO Box 100060, Pasadena, CA 91189-0060 Payment (or 1035 Tax-Free Exchange or Transfer of Assets Form) must accompany Application

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1a ANNUITANT (The plan participant must be named here on qualified plans.)

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First Name                      Middle                 Last

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Street Address

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City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of Birth:____/____/____

Phone:
      ----------------------------

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1b ANNUITANT (Optional, check one) [_] Joint     [_] Contingent

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First Name                      Middle                 Last

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Street Address

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City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of birth:____/____/____

Annuitant's Spouse?  [_] Yes   [_] No
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2a OWNER (If same as Annuitant, check here [_]. Owner and Annuitant same on some qualified plans.)

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First Name                      Middle                 Last

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Street Address

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City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of birth:____/____/____

Phone:
      ----------------------------

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2b OWNER (Optional, check one)  [_] Joint  [_] Contingent

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First Name                      Middle                 Last

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Street Address

---------------------------   ---------    -------------------------------
City                            State                     Zip

SSN/TIN
        ---  ---  ---  ---  ---  ---   ---  ---  ---

Sex:  [_]M   [_]F           Date of birth:____/____/____

Owner's Spouse?  [_] Yes   [_] No

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3 BENEFICIARY (Use Special Request section or enclose a signed letter of instruction if you need to provide additional information.)


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Beneficiary Name                              [_] Primary   [_] Contingent

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Relationship

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Beneficiary Name                              [_] Primary   [_] Contingent

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Relationship

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4 ALLOCATION OPTIONS
  (Allocate your investment. Indicate by either dollar amounts or percentages to one decimal. Allocations must total 100% or equal total premiums invested.)

  Investment Options:                       Rebalance Variable
  ------------------                        ------------------
  Fixed                                     Options?
                    ----------              --------
  Money Market                              [_] Yes
                    ----------              [_] No
  High Yield Bond
                    ----------              Frequency:
  Managed Bond                              ---------
                    ----------              [_] Quarterly
  Govt Securities                           [_] Semi-Annually
                    ----------              [_] Annually
  Growth LT
                    ----------
  Equity Income                             Start Date:
                    ----------              ----------
  Multi-Strategy                                /    /
                    ----------              ---- ---- ----
  Equity
                    ----------
  Bond and Income
                    ----------
  Equity Index
                    ----------
  International
                    ----------

                    ----------

                    ----------

                    ----------

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5 ISSUE STATE

  ---------------------------------------------
  Enter the State where application was signed.

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6 INITIAL PREMIUM AMOUNT

  $
   ---------------------
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


7 TYPE OF PLAN (Check non-qualified or indicate qualified type.)

[_] Non-Qualified
___________________________________________________________________

[_] IRA Rollover                         [_] 401(a) Pension
[_] IRA Transfer                         [_] 401(k) Profit Sharing
[_] IRA:       Tax Yr. 19__              [_] 403(b) Transfer
[_] SEP-IRA:   Tax Yr. 19__              [_] Keogh/HR10
                                         [_] Other ________________
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8 REPLACEMENT OF ANNUITY

Will the purchase of this Annuity replace or change any other insurance or
annuity?   [_]               Yes [_]     No

(If yes, or 1035 exchange, write company name and contract number in "Special Requests" and attach any required state replacement or transfer forms.)
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9 ANNUITY START DATE (Optional)       ____________/____/____

Start date cannot be prior to first contract anniversary.
Non-Qualified: if no date is chosen, start date is the Annuitant's 100th
-------------
birthday.
Qualified: if no date is chosen, start date is April 1 of the calendar year
---------
following the year the Annuitant reaches age 70 1/2.
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10 SPECIAL REQUESTS



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11 TELEPHONE AUTHORIZATION (Check box and initial to authorize telephone
requests.)    [_] ____________________   [_] ______________________
Please act on telephone instructions from any person(s) purporting to have authority to make transfers between accounts, allocation changes or other transactions. Pacific Mutual will employ reasonable procedures to confirm that instructions communicated by telephone are authorized. So long as these procedures are followed Pacific Mutual, any of its affiliates, Pacific Select Fund, or any directors, trustees, officers, employees, representatives or agents of the aforementioned who act on their behalf, will not be subject to any claim, liability, loss or cost if any request is acted on in good faith upon telephone instructions Pacific Mutual reasonably believes to be genuine in reliance on its procedures and this signed authorization.
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12 DOLLAR COST AVERAGING
Please transfer $________ or ________% annual of the "Source" account beginning on __________/____/____ as indicated. (Minimum $250, "Source" account value must be at least $10,000; cannot begin earlier than 30 days after issue date.)

Source: (Choose one)      Target: (Choose one or more, different from
------                    ------
                                  "Source." Indicate dollars or percentages.)

[_] Fixed                 Fixed                        ______________
[_] Money Market          Money Market                 ______________
[_] High Yield Bond       High Yield Bond              ______________
[_] Managed Bond          Managed Bond                 ______________
[_] Govt. Securities      Govt Securities              ______________
[_] Growth LT             Growth LT                    ______________
[_] Equity Income         Equity Income                ______________
[_] Multi-Strategy        Multi-Strategy               ______________
[_] Equity                Equity                       ______________
[_] Bond and Income       Bond and Income              ______________
[_] Equity Index          Equity Index                 ______________
[_] International         International                ______________
[_]                                                    ______________
[_]                                                    ______________
[_]                                                    ______________

Transfer Frequency: (Choose one)
------------------
[_] Monthly   [_] Quarterly   [_] Semi-Annually    [_] Annually

Term:         [_] _____ Months (Enter no. of months)
----          [_] _____ Years (Enter no. of years)
              [_] Until "From" account is 100% depleted
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13 PRE-AUTHORIZED WITHDRAWALS
Please provide me payments of $___________ or ________% annual from my contract value beginning on ________/____/____ as indicated. (Minimum $1,000; cannot begin earlier than 30 days after issue date.)

Source: (Choose one or more.       Federal Taxes:
------  Indicate dollars or        -------------
                         --        [_] Do Not Withhold
        percentages.)              [_] Withhold ______%
Fixed             _________        (If not specified, a minimum 10% Federal tax
Money Market      _________        on non-qualified plans, 20% on qualified
High Yield Bond   _________        plans, will be withheld. State mandated
Managed Bond      _________        income tax will be withheld where required
Govt Securities   _________        by law.)
Growth LT         _________
Equity Income     _________        Note:
Multi-Strategy    _________        ----
Equity            _________        Payment will be made and sent to Owner unless
Bond and Income   _________        otherwise specified in Special Requests
Equity Index      _________        section. Payment will be prorata from all
International     _________        Investment Options if none are elected and
                  _________        will be less any applicable taxes.
                  _________
                  _________

Withdrawal Frequency: (Choose one)
--------------------
[_] Monthly   [_] Quarterly   [_] Semi-Annually    [_] Annually

Term:         [_] _____ Months (Enter no. of months)
----          [_] _____ Years (Enter no. of years)
              [_] Until "Source" account is 100% depleted
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


                                                        [LOGO OF PACIFIC MUTUAL]
PACIFIC ONE APPLICATION INSTRUCTIONS
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To complete this form:
Please print clearly in black or dark ink. Provide all requested information.
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1  Annuitants/Owners:        There are many combinations of owner and annuitant
2 registrations. Joint owners cannot be named on qualified plans. Other combinations may result in different consequences. For example, the death of an owner/annuitant has different consequences than the death of a non-owner annuitant.

                             Use the Special Requests section to clarify registrations. Some examples include: naming both contingent and joint annuitants; owner as annuitant's employer; joint owner same as joint annuitant, etc.

                             Spousal signatures may be required for certain
                             actions in qualified plans. Please consult a tax
                             advisor to properly structure qualified plans and
                             effect transfers.
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3  Beneficiaries:            Beneficiaries will be joint if no boxes are
                             checked. Joint beneficiaries will share equally
                             with the rights of survivorship. In the event of
                             death, and the spouse is a joint beneficiary, the
                             contract may not be continued. Beneficiary
                             designations may be irrevocable. Please use the
                             Special Requests section to indicate this option.
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4  Allocation Options:       The Fixed Option is not available for rebalancing.
                             If rebalancing is chosen, then earnings sweeps may
                             be made only from the Fixed Option and not the
                             Money Market.
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5  Issue State:              Indicate the state where the application is signed.
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6  Initial Premium Amount:   Indicate in U.S. dollars the initial premium.
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7  Type Of Plan:             The minimum $25,000 must be met. Example: $23,000
                             IRA rollover and $2,000 annual contribution. Check
                             both IRA Rollover and IRA: Tax Yr. 19__ boxes.
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8  Replacement Of Annuity:   For 1035 exchanges, a transfer of assets form must
                             also be completed and attached.
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9  Annuity Start Date:       For qualified plans, the start date of annuities
                             over age 70 1/2 will be the next birthday.
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10 Special Requests:         Use this section to indicate unique registrations
                             and other special instructions.
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11 Telephone Authorization:  If the contract is jointly owned, both owners must check and initial.
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12 Dollar Cost Averaging:    Please select different "target" accounts than
                             "source" accounts. The $250 minimum applies only to
                             the first automatic transfer. Subsequent transfers
                             may be less if percentages are chosen. Dollar cost
                             averaging and earnings sweep cannot occur at the
                             same time.
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13 Pre-Authorized            Payments will be made prorata from all investment
   Withdrawals:              options if source accounts are not indicated. Taxes
                             will be taken from payments. Withdrawals may not be
                             taken from some qualified plans (403(b) and
                             402(g)), except in the case of change of employer,
                             death, disability or hardship.
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14 Pre-Authorized Checking:  To begin the program, a minimum amount must be submitted, depending on the frequency selected.
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15 Earnings Sweep:           This option may not be used simultaneously with
                             dollar cost averaging. Earnings sweeps only from
                             the Fixed Option are available with rebalancing.
                             Earnings sweeps from either the Money Market or the
                             Fixed Option are available without rebalancing.
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16 Statement Of Applicant:   This section contains information about the
                             contract, if issued. Please read it carefully. Some
                             provisions may conflict with qualified plans or
                             with applicable laws and regulations.
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17 Statement Of Agent:       Your agent must complete and sign this section. The
                             license ID applies to Florida only.

     *Section 16 and 17 must be complete before contract can be issued*

14. PRE-AUTHORIZED CHECKING (Please attach a voided check.)

Collect $_________ by initiating automatic withdrawals from my account as indicated on the attached voided check commencing on __/__/__.

(Choose one)             Minimums
[_] Monthly               $2,000
[_] Quarterly             $6,000
[_] Semi-Annually        $12,000
[_] Annually             $24,000

(To begin the plan, the minimum amount for the frequency above must accompany this application. First transaction can occur 30 days after contract date. If no date is chosen or date is too early, monthly withdrawals will commence 30 days after your Contract is issued.)


15. EARNINGS SWEEP

Please sweep all earnings of the "Source" account beginning on __/__/__ as indicated. (Minimum source account value $10,000; cannot begin earlier than 30 days after issue date.)

Source:                                Target: (Choose one or more.
------                                 ------  Indicate percentages.)
(Choose one)
[_] Fixed
[_] Money Market                       High Yield Bond  _____

Transfer Frequency:                    Managed Bond     _____
------------------
(Choose one; earnings                  Govt. Securities _____
swept from previous
period only)                           Growth LT        _____
[_] Monthly                            Equity Income    _____
[_] Quarterly                          Multi-Strategy   _____
[_] Semi-Annually
[_] Annually                           Equity           _____

Term:                                  Bond and Income  _____
----
[_] ___ Months                         Equity Index     _____
     (Enter no. of months)             International    _____
[_] ___ Years                                           _____
     (Enter no. of years)                               _____
[_] Until "Source" account
     is 100% depleted


16. STATEMENT OF APPLICANT

I/We believe this Contract will meet my/our financial objectives. I/We understand that Contract values may increase or decrease depending on the investment experience of the Variable Accounts. Contract Values under the Variable Accounts are variable and are not guaranteed as to the fixed dollar amounts.

I/We have received prospectuses. I/We hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity Contract issued by Pacific Mutual. I/We acknowledge that corrections to my/our Contract may be made from the application. My/Our acceptance of this Contract constitutes acceptance of these corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Right Of Survivorship and not as Tenants In Common.

The following is not applicable to Maryland residents: The Company is required to provide to the owner, within reasonable time, reasonable factual information regarding the benefits and provisions of the annuity contract. Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime. Any person who includes any false or misleading information on an application for an insurance policy, is subject to civil and criminal penalties. NOTICE: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD. I/We understand that all payments and values provided by the Contract may vary as to dollar amount to the extent that they are based on the investment experience of the selected portfolio(s). DISCLOSURE OF GUARANTY FUND NON-PARTICIPATION. In the event the Company is unable to fulfill its contractual obligation under this application, the policyholder is not protected by an insurance guaranty fund or other solvency protection arrangement.

My/Our signature(s) also certifies/certify, under penalty of perjury, that my/our taxpayer identification number(s) provided above is/are correct and that I am not subject to backup withholding.


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Owner Signature (If different   Annuitant Signature              Date
 from Annuitant)


------------------------------  -------------------------------  --------------
Joint/Contingent Owner          Joint/Contingent Owner           Date
 Signature                       Signature


17. STATEMENT OF AGENT

Will this Contract change any existing life insurance or annuity in this or any
other company?    [_] Yes    [_] No

If yes, explain under Special Requests. I certify that I am authorized and qualified to discuss this Contract.


------------------------  -------------------------  -------------------------
Agent Full Name (Print)   Agent Signature            Agent SSN (Required)


(   )
------------------------  -------------------------  -------------------------
Agent Phone Number        Broker/Dealer Name         License ID (Florida Only)